UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

MORGAN STANLEY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fellow Shareholder:

I cordially invite you to attend a Special Meeting of Shareholders of Morgan Stanley that will be held on                      at             , local time, at our offices at                                                                         .

On October 13, 2008, we completed the sale of $9 billion of two series of preferred stock to Mitsubishi UFJ Financial Group, Inc. (“MUFG”) and entered into an Investor Agreement with MUFG giving MUFG certain rights and obligations. The investment bolstered our already strong capital position and provides an opportunity to accelerate our transition as a financial holding company. In the sale, we sold to MUFG 7,839,209 shares of our Series B non-cumulative non-voting perpetual convertible preferred stock with a liquidation preference of $1,000 per share and 1,160,791 shares of our Series C non-cumulative non-voting perpetual preferred stock with a liquidation preference of $1,000 per share. Dividends on both series of preferred stock are payable, on a non-cumulative basis, when, as and if declared by the Board of Directors of Morgan Stanley, in cash, at an annual rate of 10% of the liquidation preference.

Each share of Series B preferred stock is initially convertible into 39.604 shares of our common stock, representing an initial conversion price of $25.25, subject to customary anti-dilution and other adjustments. The Series B preferred stock may be converted at the option of the holder, and will convert automatically in whole or in part under certain circumstances that we describe in the accompanying proxy statement. However, the Series B preferred stock may not be converted, prior to obtaining shareholder approval, to the extent any such conversion would violate any applicable New York Stock Exchange stockholder approval requirements.

At the Special Meeting, holders of shares of our common stock will be asked to consider and vote on a proposal to approve the conversion terms of the Series B preferred stock, the issuance of our common stock pursuant to such terms and the potential equity issuances contemplated by our Investor Agreement with MUFG. Our Board of Directors has unanimously approved this proposal and recommends that our shareholders vote “FOR” this proposal. The approval of this proposal requires the affirmative vote of a majority of the shares of common stock cast at the Special Meeting.

If we do not receive any required shareholder approval of the conversion terms by February 17, 2009, the annual dividend rate on the Series B preferred stock will increase from 10% to 13% until we do receive shareholder approval. In addition, until we receive shareholder approval or shareholder approval is no longer required, the mandatory conversion provisions of the Series B preferred stock will not apply.

Please read the accompanying proxy statement for information about the matters to be voted upon. Your vote is important. Whether or not you expect to attend the meeting in person, we urge you to submit your proxy as soon as possible via the Internet, by telephone or by mail.

Thank you for your continued support of Morgan Stanley.

Very truly yours,

John J. Mack

Chairman and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Meeting Date:

Meeting Time:

Record Date:

Location:

Purpose of the Meeting:

1.	To approve the conversion terms of our Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock (the “Series B Preferred Stock”), the issuance of our common stock pursuant to such terms and the potential equity issuances contemplated by the Investor Agreement, dated as of October 13, 2008, as amended, by and between Morgan Stanley and Mitsubishi UFJ Financial Group, Inc. (“MUFG”). The Series B Preferred Stock was issued to MUFG as described in the attached proxy statement.

2.	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if (a) there are insufficient votes at the time of the Special Meeting to approve Proposal 1 or (b) a quorum is not present at the time of the Special Meeting.

The Proposals are more fully described in the proxy statement accompanying this Notice. Submission of the Proposals to our shareholders is required under the terms of the Securities Purchase Agreement, dated as of September 29, 2008, as amended, by and between Morgan Stanley and MUFG.

The approval of Proposal 1 requires the affirmative vote of a majority of the shares of common stock cast at the Special Meeting, provided that the total vote cast on the proposal represents over 50% of all shares of common stock entitled to vote on the proposal. The approval of Proposal 2 requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Special Meeting.

The Board of Directors urges shareholders to vote “FOR” the Proposals.

Shareholders of record of our common stock at the close of business on the record date will be entitled to vote at the Special Meeting and any adjournments or postponements thereof. In addition to the full set of proxy materials that you have received, the attached proxy statement is available at our web site at                                 .

By order of the Board of Directors,

Thomas R. Nides

Secretary

New York, New York

                    , 2008

IMPORTANT

If you are a common shareholder, whether or not you expect to attend the Special Meeting in person, we urge you to submit your proxy at your earliest convenience via the Internet, by telephone or by mail using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Special Meeting and will save us the expense of additional solicitation. Sending in your proxy will not prevent you from voting your shares in person at the Special Meeting if you desire to do so. Your proxy is revocable at your option in the manner described in the Proxy Statement.

Page

Questions and Answers about these Proxy Materials and the Special Meeting	1

Cautionary Note Regarding Forward-Looking Statements	6

Proposal 1: Approval of the Conversion Terms of the Series B Preferred Stock, the Issuance of Common Stock Pursuant to Such Terms and the Potential Equity Issuances Contemplated by the Investor Agreement	7

Consequences if Shareholder Approval Is Not Obtained	8

Description of the Securities Purchase Agreement	9

Description of the Investor Agreement and Registration Rights Agreement	10

Description of the Series B Preferred Stock	11

Description of the Series C Preferred Stock	19

Interest of Certain Persons in the Share Conversion and Other Matters	22

Beneficial Ownership of Company Common Stock	22

Other Matters	23

Where You Can Find More Information	24

Incorporation by Reference	24

i

Morgan Stanley

1585 Broadway

New York, New York 10036

Proxy Statement

For the Special Meeting of Shareholders

To Be Held on

Our Board of Directors is soliciting proxies to be voted at the Special Meeting of Shareholders on                     , at                     , local time, at our offices at                                         ,  and at any adjournments or postponements thereof, for the purposes set forth in the attached Notice of Special Meeting of Shareholders. The notice, this proxy statement and the form of proxy enclosed are first being sent to shareholders on or about                     . In this proxy statement, we refer to Morgan Stanley as the “Company,” “we,” “our” or “us” and the Board of Directors as the “Board.”

Questions and Answers about these Proxy Materials and the Special Meeting

Why am I receiving these materials? What am I voting on?

Our Board is providing these proxy materials to you in connection with a Special Meeting of Shareholders of Morgan Stanley, to be held on                     . At the Special Meeting, holders of shares of our common stock will be asked to consider and vote on a proposal to approve the conversion terms of our Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $0.01 per share, which we refer to in this proxy statement as the “Series B Preferred Stock,” the issuance of our common stock pursuant to such terms and the potential equity issuances contemplated by our Investor Agreement, dated as of October 13, 2008, as amended on October 27, 2008, which we refer to in this proxy statement as the “Investor Agreement,” with Mitsubishi UFJ Financial Group, Inc., which we refer to in this proxy statement as “MUFG.”

Our Board of Directors has unanimously approved this proposal and recommends that our shareholders vote “FOR” this proposal.    If we do not receive shareholder approval, if then required, of the conversion terms by February 17, 2009, the annual dividend rate on the Series B Preferred Stock will increase from 10% to 13% until we do receive shareholder approval, which would increase the dividend payable by the Company by approximately $234 million per year on an annualized basis. In addition, until we receive shareholder approval or shareholder approval is no longer required by the New York Stock Exchange, the mandatory conversion provisions of the Series B Preferred Stock will not apply. As a shareholder of record of our common stock, we invite you to attend the Special Meeting and to vote on the proposals described in this proxy statement.

Who is soliciting my vote pursuant to this proxy statement?

Our Board is soliciting your vote at the Special Meeting. In addition, certain of our officers and employees may solicit, or be deemed to be soliciting, your vote. We have also retained D.F. King & Co. and Innisfree M&A Incorporated to assist in the solicitation.

Who is entitled to vote?

Only shareholders of record of our common stock at the close of business on                      will be entitled to vote at the Special Meeting.

How many shares are eligible to be voted?

As of the record date of                     , we had              shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each matter to be voted on at the Special Meeting.

What securities did the Company sell to MUFG?

The Company entered into a Securities Purchase Agreement, dated as of September 29, 2008 (as amended on October 3, 2008, October 8, 2008 and October 13, 2008), by and between the Company and MUFG (as amended, the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, MUFG purchased, for an aggregate purchase price of $9,000,000,000, (i) 7,839,209 shares of our Series B Preferred Stock at a purchase price of $1,000 per share and (ii) 1,160,791 shares of our 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, par value $0.01 per share, which we refer to in this proxy statement as the “Series C Preferred Stock,” at a purchase price of $1,000 per share.

Why is the Company seeking shareholder approval of the conversion terms of the Series B Preferred Stock, the issuance of our common stock pursuant to such terms and the potential equity issuances contemplated by the Investor Agreement?

Because our common stock is listed on the New York Stock Exchange, which we refer to in this proxy statement as the “NYSE,” we are subject to NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires shareholder approval prior to any issuance or sale of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions, if the common stock issued or issuable exceeds 20% of the number of shares of common stock or of the voting power outstanding before the issuance. We refer throughout this proxy statement to this required shareholder approval as the “Shareholder Approval.” The common stock issuable upon conversion of the Series B Preferred Stock would exceed 20% of both the voting power and number of shares of our common stock outstanding before the issuance.

The Company may be obligated to issue additional securities to MUFG in the future under the preemptive rights provisions of the Investor Agreement. See “Description of the Investor Agreement and Registration Rights Agreement—Preemptive Rights” for a description of these provisions. These potential issuances could independently implicate the NYSE rules referred to above or other shareholder approval requirements under the NYSE rules. Therefore, we are seeking shareholder approval of these potential issuances as part of this proposal.

What will happen if the Company does not obtain Shareholder Approval?

As noted above, if we are unable to obtain Shareholder Approval, if then required, by February 17, 2009, the annual dividend rate on the Series B Preferred Stock will increase from 10% to 13%, which would increase the dividend payable by the Company by approximately $234 million per year on an annualized basis. In addition, until we receive Shareholder Approval or Shareholder Approval is no longer required, the mandatory conversion provisions of the Series B Preferred Stock, which we describe below, will not apply. Finally, while the Series B Preferred Stock is convertible into our common stock at any time at the option of the holder, until we obtain Shareholder Approval, if required, the holder will not be able to convert shares of Series B Preferred Stock to the extent any such conversion would violate the NYSE rules. To the extent the Series B Preferred Stock cannot be converted into common stock, it will remain outstanding and carry an annual dividend rate of 10% or, if any required Shareholder Approval has not been obtained, an annual dividend rate of 13% after February 17, 2009.

Failure to obtain Shareholder Approval will not affect the dividend rate or other terms of the Series C Preferred Stock.

What are the conversion terms of the Series B Preferred Stock?

Each share of Series B Preferred Stock is initially convertible into 39.604 shares of common stock, representing an initial conversion price of $25.25, subject to customary anti-dilution and other adjustments. The Series B Preferred Stock is convertible at this rate at any time at the option of the holder, except, prior to obtaining Shareholder Approval, to the extent any such conversion would violate the NYSE rules.

Subject to certain limitations, one-half of the Series B Preferred Stock will automatically and mandatorily convert at the then-applicable conversion rate into common stock upon the third trading day immediately following the later of the date we receive Shareholder Approval, if required, and the first date on which the closing price of our common stock exceeds 150% of the then-applicable conversion price for 20 trading days within any period of 30 consecutive trading days beginning after October 13, 2009. Any shares of Series B Preferred Stock not previously converted will automatically and mandatorily convert on the third trading day immediately following the later of the date we receive Shareholder Approval, if required, and the first date on which the closing price of our common stock exceeds 150% of the then-applicable conversion price for 20 trading days within any period of 30 consecutive trading days beginning after October 13, 2010.

How does our Board recommend that I vote?

Our Board unanimously recommends that you vote “FOR” the Proposals.

Why is our Board recommending approval of the Proposals?

Our Board believes it is in the best interests of the Company and our shareholders to approve the Proposals. If Shareholder Approval, if then required, is not received by February 17, 2009, the annual dividend rate on the Series B Preferred Stock will increase substantially, from 10% to 13%, until any such approval is obtained. This would result in a dividend increase of approximately $234 million in the aggregate on an annualized basis until Shareholder Approval is obtained or is no longer required.

In addition, our Board believes it is in the best interests of the Company and our shareholders for the Series B Preferred Stock to be fully convertible into shares of common stock, and to permit the mandatory conversion of the Series B Preferred Stock if we meet the tests described above. Conversion of the Series B Preferred Stock into common stock will bolster our common equity capital and relieve the Company of the preferred dividend payments provided for by the Series B Preferred Stock.

What vote is required to hold the Special Meeting and what are the voting procedures?

Quorum Requirement.    A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the Special Meeting. At least a majority of the outstanding shares eligible to vote must be represented at the Special Meeting, either in person or by proxy, in order to transact business. Shareholders of record who are present at the Special Meeting in person or by proxy and who abstain are considered shareholders who are present and entitled to vote, and will count toward the establishment of a quorum. Broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner reports those shares as present but does not vote on a proposal) also count toward the establishment of a quorum.

Required Votes.    Each outstanding share of our common stock is entitled to one vote on each proposal at the Special Meeting.

Approval of Proposal 1 (approving the conversion terms of the Series B Preferred Stock, the issuance of our common stock pursuant to such terms and the potential equity issuances contemplated by the Investor Agreement) requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting, provided that the total vote cast on the proposal represents over 50% of all shares of common stock entitled to vote on the proposal. Accordingly, either a failure to cast a vote for this proposal or a broker non-vote could have the effect of a vote against the proposal if such failure or broker non-vote results in the total number of votes cast on the proposal not representing over 50% of all shares of common stock entitled to vote on the proposal. Pursuant to NYSE rules, an abstention will be counted as a vote cast at the Special Meeting for purposes of the proposal and will have the same effect as a vote against the proposal.

Approval of Proposal 2 (regarding adjournment of the Special Meeting) requires the affirmative vote of a majority of the voting power of the outstanding shares of common stock represented in person or by proxy at the Special Meeting, whether or not a quorum is present. Accordingly, a broker non-vote will not affect whether the proposal is approved. An abstention will be counted as present at the Special Meeting for purposes of the proposal and will have the same effect as a vote against such proposal.

Confidential Voting.    Our Amended and Restated Bylaws provide that your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances such as when you request or consent to disclosure. Voting of the shares held in the Morgan Stanley 401(k) Plan is also confidential.

How may I cast my vote?

Shares Held Through a Broker.    If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the Special Meeting, you must obtain a legal proxy from your broker and present it at the Special Meeting. If you do not submit voting instructions, your shares will not be counted in determining the outcome of the vote on that matter.

Shares Held in Your Name.    If you hold shares as a record holder, you may vote by submitting a proxy for your shares by mail, telephone or Internet as described on the proxy card. If you submit your proxy via the Internet, you may incur costs such as cable, telephone and Internet access charges. Submitting your proxy will not limit your right to vote in person at the Special Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendations.

Shares Held in Employee Plans.    If you hold shares in, or have been awarded stock units under, certain employee plans, you will receive directions on how to submit your voting instructions. Shares held in the following employee plans also are subject to the following rules:

•

401(k) Plan, Employee Stock Purchase Plan (“ESPP”).    The Bank of New York Mellon (“Mellon”), the 401(k) Plan trustee, and Mellon Investor Services LLC (“MIS”), the ESPP administrator, as applicable, must receive your voting instructions for the common stock held on your behalf in these plans on or before                     . If Mellon or MIS, as applicable, does not receive your voting instructions by that date, it will vote your shares (in the case of the 401(k) Plan, together with forfeited shares in the Employee Stock Ownership Plan (“ESOP”) portion of the 401(k) Plan) in each applicable plan, in the same proportion as the voting instructions that it receives from other plan participants in the applicable plan. On                     , there were              shares in the 401(k) Plan and              shares in the ESPP.

•

Other equity-based plans.    State Street Bank and Trust Company acts as trustee for a trust (“Trust”) that holds shares of common stock underlying stock units awarded to employees under several of our equity-based plans. Employees allocated shares held in the Trust must submit their voting instructions for receipt by the trustee on or before                     . If the trustee does not receive your instructions by that date, it will vote your shares, together with shares held in the Trust that are unallocated or held on behalf of former Company employees and employees in certain jurisdictions outside the United States, in the same proportion as the voting instructions that it receives for shares held in the Trust in connection with such plans. On                     ,              shares were held in the Trust in connection with such plans.

How may I revoke or change my vote?

If you are the record owner of your shares, you can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the Special Meeting to Thomas R. Nides, Secretary, Morgan Stanley, 1585 Broadway, New York, New York 10036; (2) submitting a later proxy that we receive no later than the conclusion of voting at the Special Meeting; or (3) voting in person at the Special Meeting. Attending the Special Meeting does not revoke your proxy unless you vote in person at the meeting.

Who can attend the Special Meeting?

Only record or beneficial owners of Morgan Stanley’s common stock or their proxies may attend the Special Meeting in person. When you arrive at the Special Meeting, you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

What happens if the Special Meeting is postponed or adjourned?

Your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

Who should I call if I have questions or need assistance voting my shares?

Please call our proxy solicitors: D.F. King & Co., Inc. at 1-800-487-4870 or Innisfree M&A Incorporated at 1-877-750-5837.

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains or incorporates by reference forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. They may include projections of our revenues, income, earnings per share, capital expenditures, dividends, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying or relating to the foregoing. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they were made. Management does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made except as required by federal securities law.

There are a number of significant factors that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements, many of which are beyond management’s control or its ability to accurately forecast or predict. For a discussion of additional risks and uncertainties that may affect the future results of Morgan Stanley, please see “Forward-Looking Statements” immediately preceding Part I, Item 1, “Competition” and “Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures about Market Risk” in Part II, Item 7A of Morgan Stanley’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Morgan Stanley’s Quarterly Reports on Forms 10-Q and other items throughout the Form 10-K, Forms 10-Q and Morgan Stanley’s 2008 Current Reports on Form 8-K.

Proposal 1: Approval of the Conversion Terms of the Series B Preferred Stock, the Issuance of Common Stock Pursuant to Such Terms and the Potential Equity Issuances Contemplated by the Investor Agreement

For reasons described above under “Questions and Answers about these Proxy Materials and the Special Meeting” and as described below, on October 12, 2008, our Board adopted a resolution declaring it advisable and in the best interests of the Company and its shareholders to approve the conversion terms of the Series B Preferred Stock, the issuance of our common stock pursuant to such terms and the potential equity issuances contemplated by the Investor Agreement.

Our Board further directed that the proposal be submitted for consideration of the Company’s shareholders at a special meeting to be called for that purpose, and recommends that shareholders vote “FOR” the proposal.

Because our common stock is listed on the NYSE, we are subject to NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires shareholder approval prior to any issuance or sale of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

The common stock issuable upon conversion of the Series B Preferred Stock would exceed 20% of both the voting power and number of shares of our common stock outstanding before the issuance.

In addition, in certain limited circumstances, the Company may be obligated to issue additional securities to MUFG in the future under the preemptive rights provisions of the Investor Agreement. See “Description of the Investor Agreement and Registration Rights Agreement—Preemptive Rights” for a description of these circumstances.

Section 312.03 of the NYSE Listed Company Manual requires shareholder approval, unless an exemption is available, prior to any issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions to a director, officer or substantial security holder of the Company if the number of shares to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of common stock or 1% of the voting power outstanding prior to such issuance. MUFG could be considered a substantial security holder for purposes of this rule, and therefore, any future issuance to MUFG of more than 1% of our common stock or securities convertible into more than 1% of our common stock could require shareholder approval.

The purpose of Proposal 1 is to satisfy, in connection with the Company’s sale and issuance of the Series B Preferred Stock to MUFG, our obligations under the Securities Purchase Agreement and to allow the conversion of the Series B Preferred Stock in accordance with the NYSE rules described above, as well as to ensure that we will be able to comply with our obligations under the Investor Agreement with respect to potential future equity issuances under the preemptive rights provisions of the Investor Agreement.

If we are unable to obtain Shareholder Approval by February 17, 2009, the annual dividend rate on the Series B Preferred Stock will increase from 10% to 13% until such approval is obtained or is no longer required. In addition, until we receive Shareholder Approval or Shareholder Approval is no longer required, the mandatory conversion provisions of the Series B Preferred Stock will not apply. The Series B Preferred Stock will continue to be convertible at any time at the option of the holder, except, prior to obtaining Shareholder Approval, to the extent any such conversion would violate the NYSE rules. Failure to obtain Shareholder Approval will not affect the dividend rate or other terms of the Series C Preferred Stock.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL 1—APPROVAL OF THE CONVERSION TERMS OF THE SERIES B PREFERRED STOCK, THE ISSUANCE OF COMMON STOCK PURSUANT TO SUCH TERMS AND THE POTENTIAL EQUITY ISSUANCES CONTEMPLATED BY THE INVESTOR AGREEMENT.

Consequences if Shareholder Approval Is Not Obtained

Conversion.    If Shareholder Approval is not obtained (if then required), the mandatory conversion provisions of the Series B Preferred Stock will not apply. The Series B Preferred Stock will remain convertible at any time at the option of the holder, except to the extent any such conversion would violate the NYSE rules.

Dividends.    If Shareholder Approval has not been obtained by February 17, 2009, the annual dividend rate on the Series B Preferred Stock will increase from 10% to 13% until such approval is obtained or is no longer required, which would increase the dividend payable by the Company by approximately $234 million per year on an annualized basis.

Description of the Securities Purchase Agreement

The following is a summary of material terms of the Securities Purchase Agreement, as amended. While we believe this description covers the material terms of the Securities Purchase Agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Securities Purchase Agreement and the three amendments to the Securities Purchase Agreement, which were included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on October 17, 2008. For more information about accessing this Current Report on Form 8-K and the other information we file with the SEC, see “Where You Can Find More Information” below.

As described above, MUFG entered into the Securities Purchase Agreement with the Company to purchase Series B Preferred Stock and Series C Preferred Stock, which we collectively refer to in this proxy statement as the “Preferred Stock.”

The Sale.    The Securities Purchase Agreement provided for the sale by us and the acquisition by MUFG of 7,839,209 shares of our Series B Preferred Stock, with a liquidation preference of $1,000 per share, and 1,160,791 shares of our Series C Preferred Stock, with a liquidation preference of $1,000 per share, for an aggregate purchase price of $9.0 billion.

Agreement to Seek Shareholder Approval.    We have agreed to take all action necessary to convene a stockholder meeting on or prior to February 17, 2009, to consider and vote upon the approval of the issuance and delivery of shares of common stock upon conversion of the Series B Preferred Stock.

NYSE Listing Approval.    We have agreed to use our best efforts to cause the shares of common stock to be issued upon conversion of the Series B Preferred Stock to be approved for listing on the NYSE as soon as practicable.

Strategic Alliance.    The Company and MUFG have agreed to use their reasonable efforts to execute definitive documentation with respect to a global strategic alliance on or prior to June 30, 2009.

Representations and Warranties.    In the Securities Purchase Agreement, we made customary representations and warranties to MUFG relating to us, our business and the issuance of the Preferred Stock. MUFG also made customary representations and warranties to us about itself and its compliance with securities laws.

Description of the Investor Agreement and Registration Rights Agreement

The following is a summary of material terms of the Investor Agreement and the Registration Rights Agreement, dated as of October 13, 2008, by and between the Company and MUFG, which we refer to throughout this proxy statement as the “Registration Rights Agreement”. While we believe this description covers the material terms of the Investor Agreement and the Registration Rights Agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Investor Agreement and Registration Rights Agreement, which were included as Exhibits 10.2 and 10.3, respectively, to the Current Report on Form 8-K filed by Morgan Stanley on October 17, 2008, and by the first amendment to the Investor Agreement, which was included as Exhibit 99.2 to the Current Report on Form 8-K filed by Morgan Stanley on October 30, 2008. For more information about accessing these Current Reports on Form 8-K and the other information we file with the SEC, see “Where You Can Find More Information” below.

Board Representation.    Pursuant to the Investor Agreement, MUFG is entitled to nominate one senior officer or director of MUFG to be elected or appointed to our Board, subject to satisfaction of any applicable regulatory requirements applicable to directors or director nominees. We have agreed to take all lawful action to cause such nominee to become a member of our Board. After such appointment, so long as MUFG beneficially owns at least 10% of our outstanding common stock (treating the Series B Preferred Stock as fully converted into the underlying common stock) on a fully diluted basis, the Company will be required to nominate MUFG’s board representative at any annual meeting or special meeting at which directors are to be elected (and at which the seat held by the MUFG representative is subject to election) and use its best efforts to cause such person to be elected. In addition to nomination of a director, MUFG also has the right to designate a board observer to attend all meetings of our Board. If MUFG’s beneficial ownership falls below 10% on a fully diluted basis, MUFG’s rights to board representation will terminate, the MUFG director will resign immediately from the Board and the MUFG board observer will no longer be permitted to attend Board meetings.

Voting.    MUFG has agreed to cause each share of common stock beneficially owned by it that is entitled to vote in any election for directors to be present, either in person or by proxy, so that all such shares will be counted as present for determining a quorum at such shareholder meeting.

Standstill.    Until the earlier of October 13, 2013 and the first date on which MUFG no longer beneficially owns at least 10% of our outstanding common stock on a fully diluted basis, MUFG and its affiliates are prohibited from acquiring additional common stock of the Company, subject to certain exceptions. Additionally, during the same period, MUFG and its affiliates are prohibited from taking certain actions that seek to gain control of the Company without the prior written consent of the Company.

Transfer Restrictions.    Subject to certain exceptions, MUFG is prohibited from transferring any shares of the Preferred Stock or our common stock or hedging its direct or indirect exposure to our common stock prior to October 13, 2009. Additionally, subject to certain exceptions, on or after October 13, 2009 until October 13, 2011, MUFG is prohibited from transferring shares of Preferred Stock or common stock, or hedging its direct or indirect exposure to our common stock, in one transaction or a series of transactions involving stock having an aggregate value exceeding $2.5 billion in any three-month period. At any time during which MUFG is permitted to transfer shares of the Preferred Stock or our common stock, MUFG is prohibited from knowingly transferring securities to any person or group if such transfer would result in such person or group beneficially owning more than 5% of our then-outstanding shares of common stock, without prior approval of the Board.

Preemptive Rights.    Pursuant to the Investor Agreement, until April 13, 2011, subject to earlier termination under certain circumstances, MUFG has a preemptive right to purchase from the Company, for the same price and on the same terms, specified securities offered by the Company up to an amount of securities required to enable MUFG to maintain its then-current ownership percentage, but only to the extent that its beneficial ownership of our outstanding common stock (treating the Series B Preferred Stock as fully converted into the underlying common stock) on a fully diluted basis does not as a consequence exceed 20%.

Registration Rights Agreement.    Pursuant to the Registration Rights Agreement, the Company agreed to grant MUFG five demand registrations (one of which may be a shelf registration) with respect to the common stock into which the Series B Preferred Stock purchased by MUFG may be converted. Such registration rights apply only to demands of at least $500,000,000 and are not available until after October 13, 2009.

Description of the Series B Preferred Stock

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series B Preferred Stock as contained in the Amended Certificate of Designations of Preferences and Rights relating to the Series B Preferred Stock (the “Series B Preferred Stock Certificate of Designations”). While we believe this summary covers the material terms and provisions of the Series B Preferred Stock Certificate of Designations, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Series B Preferred Stock Certificate of Designations, which was included as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on October 17, 2008, and which is incorporated by reference herein. Shareholders are urged to read the Series B Preferred Stock Certificate of Designations in its entirety. For more information about accessing this Current Report on Form 8-K and the other information we file with the SEC, see “Where You Can Find More Information” below.

Dividends.    Holders of Series B Preferred Stock are entitled to receive, only when, as and if declared by the Board or a duly authorized committee thereof, non-cumulative cash dividends on the liquidation preference of $1,000 per share at a rate per annum equal to 10%. If Shareholder Approval of the conversion terms of the Series B Preferred Stock has not been received by February 17, 2009 and such Shareholder Approval is then required to convert the shares of Series B Preferred Stock into shares of our common stock without violating the NYSE rules, the dividend rate will increase to 13% per annum and such increase will remain in effect until Shareholder Approval is received or is no longer required. Declared dividends are payable quarterly in arrears on each January 15, April 15, July 15 and October 15, beginning on January 15, 2009.

Dividends on the Series B Preferred Stock are non-cumulative. If the Board does not declare a dividend on the Series B Preferred Stock in respect of any dividend period, the holders of the Series B Preferred Stock will have no right to receive any dividend for that dividend period, and the Company will have no obligation to pay a dividend for that dividend period. See “—Voting Rights” below for a description of the rights of holders of Series B Preferred Stock to elect two members of our Board in the event that dividends are not declared and paid for the equivalent of six or more quarters, whether or not consecutive.

Subject to limited exceptions, if full quarterly dividends payable on all outstanding shares of the Series B Preferred Stock for any dividend period have not been declared and paid, the Company will not be permitted to declare or pay dividends with respect to, or redeem, purchase or acquire any of its junior securities, including our common stock, during the next succeeding dividend period.

Ranking.    The Series B Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution, ranks on a parity with our other authorized series of preferred stock (including the Series C Preferred Stock, our Floating Rate Non-Cumulative Preferred Stock, Series A and our Fixed Rate Cumulative Perpetual Preferred Stock, Series D) and with each other class or series of preferred stock established after the date of issuance of the Series B Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

Liquidation Rights.    In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series B Preferred Stock will be entitled to receive liquidating distributions in the amount of $1,000 per share of Series B Preferred Stock, plus an amount equal to any declared but unpaid dividends on the Series B Preferred Stock to and including the date of such liquidation before any distribution of assets is made to the holders of the common stock or any other junior securities. Holders of Series B Preferred Stock will not be entitled to any other amounts from the Company after they have received their full liquidation preference.

In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and the corresponding amounts payable on any parity securities, holders of Series B Preferred Stock and the holders of parity securities will share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

Voting Rights.    Except as set forth below, holders of the Series B Preferred Stock will not have any voting rights, including the right to elect any directors.

Right to Elect Two Directors Upon Nonpayment Events.    If and when dividends on any shares of the Series B Preferred Stock, or any other class or series of our preferred stock ranking on parity with the Series B Preferred Stock and on which like voting rights have been conferred and are exercisable (which we refer to throughout this proxy statement as “Voting Preferred Stock”), have not been declared and paid for the equivalent of six or more quarters, whether or not consecutive, holders of the Series B Preferred Stock, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board (which we refer to throughout this proxy statement as the “Preferred Stock Directors”), but only if the election of any Preferred Stock Directors will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange on which our securities may be listed). In addition, our Board shall at no time have more than two Preferred Stock Directors.

The voting rights will continue until dividends on the shares of Series B Preferred Stock and any series of Voting Preferred Stock have been fully paid (or declared and a sum sufficient for such payment has been set aside for such payment) for at least four regular dividend periods following the nonpayment event.

Other Voting Rights.    So long as any shares of Series B Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series B Preferred Stock and any Voting Preferred Stock at the time outstanding, voting together as a single class, will be necessary for effecting or validating any of the following actions:

•

any amendment or alteration of the provisions of the Company’s Certificate of Incorporation, including the Series B Preferred Stock Certificate of Designations, to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Company ranking senior to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Company;

•

any amendment, alteration or repeal of any provision of the Company’s Certificate of Incorporation, including the Series B Preferred Stock Certificate of Designations, whether by merger, consolidation or otherwise, so as to materially and adversely affect the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole; or

•

any consummation of a binding share exchange or reclassification involving the Series B Preferred Stock or a merger or consolidation of the Company with another entity, except that holders will have no right to vote under this provision if (1) the Series B Preferred Stock remains outstanding or is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and (2) such Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole.

Notwithstanding the foregoing, the issuance of any Series B Preferred Stock in accordance with the terms of the Securities Purchase Agreement, dated as of December 19, 2007, between the Company and the Investor listed on the signature page thereto, or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of preferred stock ranking equally with the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the rights, preferences privileges or voting powers of the Series B Preferred Stock and holders of Series B Preferred Stock will have no right to vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above for which a vote is otherwise required would adversely affect one or more but not all series of Voting Preferred Stock (including the Series B Preferred Stock for this purpose), then only the series affected and entitled to vote will vote as a class in lieu of all such series of preferred stock. If all series of a class of preferred stock that are otherwise entitled to vote on the matter are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, both the two-thirds approval of the class and the two-thirds approval of each series that will have a diminished status and that is otherwise entitled to vote thereon will be required.

Authorization of Certain Parity Stock.    In addition, until October 13, 2013, if MUFG or an affiliate thereof beneficially owns shares of Series B Preferred Stock representing at least 15% of the shares of Series B Preferred Stock initially issued to MUFG, in addition to any other vote or consent of shareholders required by law or the Company’s Certificate of Incorporation, MUFG’s consent will be required for effecting or validating any amendment or alteration of the provisions of the Company’s Certificate of Incorporation or the Series B Preferred Stock Certificate of Designations, to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Company ranking pari passu with the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Company if such class or series of stock:

•	is issued for consideration with a fair market value that is less than the liquidation preference thereof;

•

has a dividend rate that is (x) higher than the dividend rate applicable to the Series B Preferred Stock and (y) substantially higher than the dividend rate that would then be carried by a substantially equivalent publicly traded security then issued by a similar issuer with a long-term unsecured debt credit rating substantially equivalent to that of the Company; or

•

is convertible or exchangeable into common stock of the Company at a per share conversion or exchange price that is less than the closing price of the common stock of the Company on the day prior to the issuance thereof or the date that a binding agreement for the purchase and sale of such shares is entered into, if different from the date of the issuance.

Notwithstanding the foregoing, no vote or consent of MUFG or any other holder of Series B Preferred Stock will be required in connection with any of the following: (A) any authorization, creation or issuance of any preferred stock in connection with any merger, business combination or share exchange involving an unaffiliated third party for the purpose of replacing or substituting the outstanding series or class of preferred stock of such third party; (B) any broadly distributed underwritten offering of securities registered under the Securities Act of 1933, as amended; or (C) any broadly distributed placement of securities in a transaction exempt from registration under Rule 144 promulgated under the Securities Act of 1933, as amended.

Redemption.    Shares of Series B Preferred Stock are not redeemable at any time.

Conversion at the Option of the Holder.    Other than during a make whole acquisition conversion period, the Series B Preferred Stock is convertible at any time at the option of the holder into shares of our common stock at the then applicable conversion rate. However, prior to obtaining Shareholder Approval, if then required, conversion will be limited to a number of common shares the conversion into which would not result in a violation of the NYSE rules.

Each share of Series B Preferred Stock is initially convertible into 39.604 shares of common stock, representing an initial conversion price of $25.25, in each case, subject to customary anti-dilution adjustments, as described below under “—Anti-Dilution Adjustments.” The conversion rate will also be adjusted upon the occurrence of certain make-whole merger or acquisition transactions and certain fundamental changes (as discussed further below).

Mandatory Conversion.    Subject to receipt of Shareholder Approval, if then required, one-half of the outstanding shares of Series B Preferred Stock will automatically and mandatorily convert on the third trading day immediately following the first date on which the closing price of our common stock exceeds 150% of the then-applicable conversion price for 20 trading days within any period of 30 consecutive trading days beginning after October 13, 2009. We refer to this date throughout this proxy statement as the “Partial Mandatory Conversion Date.”

Notwithstanding the foregoing, mandatory conversion will be limited such that after conversion, MUFG and its affiliates beneficially own no more than 14.9% of the total number of shares of common stock then outstanding, including, without duplication, the shares to be mandatorily converted on the Partial Mandatory Conversion Date. Any shares of Series B Preferred Stock that would have been converted on the Partial Mandatory Conversion Date but were not converted because of the 14.9% ownership limit will automatically convert into shares of common stock of the Company at the then-applicable conversion rate if shares of common stock are issued upon settlement of the equity units sold under the Securities Purchase Agreement, dated as of December 19, 2007, between the Company and the Investor listed on the signature page thereto, after the Partial Mandatory Conversion Date, but only up to a number of common shares of the Company such that MUFG and its affiliates beneficially own no more than 14.9% of the total number of shares of common stock then outstanding, including the shares to be mandatorily converted.

Subject to receipt of Shareholder Approval, if then required, any shares of Series B Preferred Stock then outstanding will automatically convert on the third trading day immediately following the first date on which the market price of the common stock exceeds 150% of the conversion price for 20 days within any period of 30 consecutive trading days beginning after October 13, 2010. We refer to this date throughout this proxy statement as the “Full Mandatory Conversion Date” and we refer to either the Partial Mandatory Conversion Date or the Full Mandatory Conversion Date as a “Mandatory Conversion Date.”

Notwithstanding the foregoing, neither partial nor full mandatory conversion will occur if Shareholder Approval has not been obtained by the applicable Mandatory Conversion Date and is then required. In that case, holders will retain their shares of Series B Preferred Stock until Shareholder Approval has been obtained, at which point conversion of the shares of Series B Preferred Stock that would previously have been subject to mandatory conversion will be automatically converted on the third trading day immediately following the date Shareholder Approval is received.

We refer to the closing price or, if no closing price is reported, the last reported sale price of the shares of our common stock on the NYSE as the “closing price” of the common stock on any determination date. If our common stock is not traded on the NYSE on any determination date, the closing price of our common stock on any determination date means the closing price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which our common stock is so traded, or, if no closing price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which our common stock is so traded, or if our common stock is not traded on a U.S. national or regional securities exchange, the last quoted bid price for our common stock in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if our common stock is not so quoted by Pink Sheets LLC or a similar organization, the market price of our common stock on that date as determined by a nationally recognized independent investment banking firm not affiliated with us retained by us for this purpose.

A “trading day” for purposes of determining the closing price is a day on which the shares of our common stock:

•	are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

•	have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

Make-Whole Upon Certain Transactions.

General.    The following provisions will apply if, prior to the Full Mandatory Conversion Date, one of the following events occur:

(i)	a “person” or “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Company representing more than 50% of the voting power of our then outstanding common stock; or

(ii)	consummation of any consolidation or merger of the Company or a similar transaction or any sale, lease, or other transfer in one transaction or a series of transactions of all or substantially all of our and our subsidiaries’ consolidated assets, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which our common stock will be converted into, or receive distributions of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person or the ultimate parent entity thereof immediately after the transaction.

These transactions are referred to as “make-whole acquisitions”; provided, however, that a make-whole acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of our common stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a make-whole acquisition; provided, further, that with respect to any shares of Series B Preferred Stock that are beneficially owned by MUFG or its affiliates, a make-whole acquisition will not be deemed to have occurred if MUFG or any of its affiliates is part of the person or group referred to in clause (i) above or is a counterparty to the Company in any of the transactions referred to in clause (ii) above.

Upon a make-whole acquisition, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Series B Preferred Stock that occur during the period (the “make-whole acquisition conversion period”) beginning on the effective date of the make-whole acquisition (the “effective date”) and ending on the date that is 30 days after the effective date, by a number of additional shares of common stock (the “make-whole shares”) as described below; provided that prior to receipt of Shareholder Approval, if then required, any conversion in connection with a make-whole acquisition will be limited to conversion into such number of shares of our common stock so that such conversion will not result in a violation of the NYSE rules.

If a holder does not elect to exercise the make-whole acquisition conversion right in the required time period, the holder’s shares of Series B Preferred Stock will remain outstanding but the holder will not thereafter be eligible to receive make-whole shares. If a holder elects to convert its shares in connection with a make-whole acquisition, it will not be entitled to an adjusted conversion price to the extent such make-whole acquisition also constitutes a fundamental change (as described below).

Make-Whole Shares.    The following table sets forth the number of make-whole shares per share of Series B Preferred Stock for each stock price and effective date set forth below:

Effective Date	$21.375	$22.50	$25.00	$27.50	$30.00	$32.50	$35.00	$40.00
October 13, 2008	10.7854	9.8381	8.1076	6.7711	5.7228	4.8863	4.2143	3.2166
October 13, 2009	9.7691	8.7338	6.8121	5.2906	4.0621	3.0530	2.2300	1.3069
October 13, 2010 and thereafter	9.3474	8.2446	6.1634	4.4726	3.0670	1.8785	0.8903	0.0000

Effective Date	$45.00	$50.00	$55.00	$60.00	$70.00	$80.00	$90.00	$100.00
October 13, 2008	2.5277	2.0384	1.6809	1.4108	1.0417	0.8038	0.6426	0.5256
October 13, 2009	0.9877	0.7694	0.6160	0.5044	0.3599	0.2723	0.2160	0.1763
October 13, 2010 and thereafter	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The number of make-whole shares will be determined by reference to the table above and is based on the effective date and the price per share of our common stock (the “stock price”) paid in such make-whole acquisition. If the holders of shares of our common stock receive only cash in the make-whole acquisition, the stock price will be the cash amount paid per share. Otherwise the stock price shall be the average of the closing price per share of our common stock on the ten trading days up to but not including the effective date.

The exact stock price and effective dates may not be set forth in the table, in which case:

•

if the stock price is between two stock price amounts in the table or the effective date is between two dates in the table, the number of make-whole shares will be determined by straight-line interpolation between the number of make-whole shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $100.00 per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Series B Preferred Stock; and

•	if the stock price is less than $21.375 per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Series B Preferred Stock.

The stock prices set forth in the table above (and the corresponding prices set forth in the second and third bullet points above) are subject to adjustment and shall be adjusted as of any date that the conversion rate then applicable to the Series B Preferred Stock is adjusted, as described in the Series B Preferred Stock Certificate of Designations. The number of make-whole shares in the table will be subject to adjustment in the same manner as the conversion rate applicable to the Series B Preferred Stock pursuant to the anti-dilution adjustments applicable to the Series B Preferred Stock, also as described in the Series B Preferred Stock Certificate of Designations.

Fundamental Change.    If, prior to the Full Mandatory Conversion Date, (i) a make-whole acquisition occurs or (ii) delisting (as defined below) occurs (each, a “fundamental change”) and the reference price (as defined below) is less than the applicable conversion price, a holder may elect to convert each share of Series B Preferred Stock during the period beginning on the effective date of such fundamental change and ending on the date that is 30 days after the effective date of the fundamental change at an adjusted conversion price equal to the greater of (1) the reference price and (2) $12.625, subject to adjustment (the “base price”); provided that prior to receipt of Shareholder Approval, if then required, any conversion in connection with a fundamental change will be limited to conversion into such number of shares of common stock so that such conversion will not result in a violation of the NYSE rules. The base price will be adjusted as of any date that the conversion rate of the Series B Preferred Stock is adjusted, as described in the Series B Preferred Stock Certificate of Designations. If the reference price is less than the base price, holders of Series B Preferred Stock will receive a maximum of 79.2079 shares of our common stock per share of Series B Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Preferred Stock.

“Delisting” means that shares of our common stock (or any other stock into which the Series B Preferred Stock is then convertible) ceases to be listed for trading on any United States national securities exchange or ceases to be traded in contemplation of a delisting, except as a result of a transaction described in clause (ii) of the definition of make-whole acquisition.

The “reference price” is the price per share of our common stock paid in connection with a fundamental change. If the holders of shares of our common stock receive only cash in connection with the fundamental change, the reference price will be the cash amount paid per share. Otherwise, the reference price will be the average of the closing price per share of our common stock on the ten trading days up to but not including the effective date of the fundamental change.

If a holder does not elect to exercise the fundamental change conversion right within the required time period, such holder will not thereafter be eligible to convert such holder’s shares at the base price and such holder’s shares of the Series B Preferred Stock will remain outstanding. If a holder elects to convert its shares in connection with a fundamental change, it will not be eligible to receive make-whole shares to the extent such fundamental change also constitutes a make-whole acquisition. A holder of Series B Preferred Stock cannot effect both a make-whole acquisition conversion and a fundamental change conversion with respect to a share of Series B Preferred Stock.

Notwithstanding the foregoing, a fundamental change will not be deemed to have occurred if at least 90% of the consideration received by holders of our common stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a fundamental change; provided, further, that with respect to any shares of Series B Preferred Stock that are beneficially owned by MUFG or its affiliates, a fundamental change will not be deemed to have occurred if MUFG or any of its affiliates is part of the person or group referred to in clause (i) under “—Make-Whole Upon Certain Events—General” above or is a counterparty to the Company in any of the transactions referred to in clause (ii) under “—Make-Whole Upon Certain Events—General” above.

Anti-Dilution Adjustments.    The conversion rate of the Series B Preferred Stock is also subject to customary anti-dilution adjustments. These anti-dilution adjustments, as described in the Series B Preferred Stock Certificate of Designations, subject to certain exceptions, will apply if:

(i)	the Company issues shares of our common stock as a dividend or distribution on shares of our common stock, or if the Company effects a share split or combination in respect of our common stock;

(ii)	subject to certain exceptions, the Company distributes to all or substantially all holders of the outstanding shares of our common stock any rights or warrants entitling them for a period of not more than 45 calendar days from the record date of such distribution to subscribe for or purchase shares of our common stock at a price per share less than the closing price of our common stock on the trading day immediately preceding the record date of such distribution;

(iii)	by dividend or otherwise, the Company distributes to all or substantially all holders of our common stock any class of capital stock of the Company (other than common stock as covered by clause (i) above), evidences of its indebtedness, assets, property or rights or warrants to acquire the Company’s capital stock or other securities, subject to certain exclusions;

(iv)	the Company makes a regular, quarterly cash dividend or distribution to all or substantially all holders of our common stock during any quarterly fiscal period that exceeds $0.27 or pays any cash dividend or distribution that is not a regular, quarterly cash dividend or distribution to all or substantially all holders of our common stock; or

(v)	the Company or any of its subsidiaries makes a payment of cash or other consideration in respect of a tender offer or exchange offer for all or any portion of our common stock, where such cash and the value of any such other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended).

Notwithstanding the foregoing, no adjustment will be required unless the adjustment would result in a change in the then-applicable conversion rate of at least 1.00%, provided that any adjustment which is not required to be made by reason of such 1.00% limitation shall be carried forward and the Company shall make such adjustment, regardless of whether the aggregate adjustment is less than 1.00%, within one year of the first such adjustment carried forward or in connection with any conversion of Series B Preferred Stock.

Reorganization Events.    In the event of:

•	any consolidation or merger of the Company with or into another person or of another person with or into the Company;

•	any sale, transfer, lease or conveyance to another person of the property of the Company as an entirety or substantially as an entirety;

•	any statutory share exchange of the Company with another person (other than in connection with a merger or acquisition); or

•	any liquidation, dissolution or termination of the Company;

in each case in which holders of our common stock would be entitled to receive cash, securities or other property for their shares of common stock (any of the above events are referred to throughout this proxy statement as a “Reorganization Event”), each share of Series B Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the holders of Series B Preferred Stock, become convertible into the kind of cash, securities and other property receivable in the Reorganization Event by a holder of one share of common stock that was not the counterparty to the Reorganization Event or an affiliate of such other party.

Description of the Series C Preferred Stock

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series C Preferred Stock as contained in the Certificate of Designations of Preferences and Rights relating to the Series C Preferred Stock (the “Series C Preferred Stock Certificate of Designations”). While we believe this summary covers the material terms and provisions of the Series C Preferred Stock Certificate of Designations, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Series C Preferred Stock Certificate of Designations, which was included as Exhibit 3.2 to the Current Report on Form 8-K filed by the Company on October 17, 2008. For more information about accessing the Current Report on Form 8-K and the other information we file with the SEC, see “Where You Can Find More Information” below.

Dividends.    Holders of Series C Preferred Stock are entitled to receive, only when, as and if declared by the Board or a duly authorized committee thereof, non-cumulative cash dividends on the liquidation preference of $1,000 per share at a rate per annum equal to 10%. Declared dividends are payable quarterly in arrears on each January 15, April 15, July 15 and October 15, beginning on January 15, 2009.

Dividends on the Series C Preferred Stock are non-cumulative. If the Board does not declare a dividend on the Series C Preferred Stock in respect of any dividend period, the holders of the Series C Preferred Stock will have no right to receive any dividend for that dividend period, and the Company will have no obligation to pay a dividend for that dividend period. See “—Voting Rights” below for a description of the rights of holders of Series C Preferred Stock to elect two members of our Board in the event that dividends are not declared and paid for the equivalent of six or more quarters, whether or not consecutive.

Subject to limited exceptions, if full quarterly dividends payable on all outstanding shares of the Series C Preferred Stock for any dividend period have not been declared and paid, the Company will not be permitted to declare or pay dividends with respect to, or redeem, purchase or acquire any of its junior securities, including our common stock, during the next succeeding dividend period.

Ranking.    The Series C Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution, ranks on a parity with our other authorized series of preferred stock (including the Series B Preferred Stock, our Floating Rate Non-Cumulative Preferred Stock, Series A and our Fixed Rate Cumulative Perpetual Preferred Stock, Series D) and with each other class or series of preferred stock established after the date of issuance of the Series C Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series C Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

Liquidation Rights.    In the event that the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series C Preferred Stock will be entitled to receive liquidating distributions in the amount of $1,000 per share of Series C Preferred Stock, plus an amount equal to any declared but unpaid dividends on the Series C Preferred Stock to and including the date of such liquidation before any distribution of assets is made to the holders of our common stock or any other junior securities. Holders of Series C Preferred Stock will not be entitled to any other amounts from the Company after they have received their full liquidation preference.

In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series C Preferred Stock and the corresponding amounts payable on any parity securities, holders of Series C Preferred Stock and the holders of parity securities will share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

Voting Rights.    Except as set forth below, holders of the Series C Preferred Stock will not have any voting rights, including the right to elect any directors.

Right to Elect Two Directors Upon Nonpayment Events.    If and when dividends on any shares of the Series C Preferred Stock, or any other class or series of Voting Preferred Stock, have not been declared and paid for the equivalent of six or more quarters, whether or not consecutive, holders of the Series C Preferred Stock, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board, but only if the election of any Preferred Stock Directors will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange on which our securities may be listed). In addition, our Board shall at no time have more than two Preferred Stock Directors.

The voting rights will continue until dividends on the shares of Series C Preferred Stock and any series of Voting Preferred Stock have been fully paid (or declared and a sum sufficient for such payment has been set aside for such payment) for at least four regular dividend periods following the nonpayment event.

Other Voting Rights.    So long as any shares of Series C Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series C Preferred Stock and any Voting Preferred Stock at the time outstanding, voting together as a single class, will be necessary for effecting or validating any of the following actions:

•

any amendment or alteration of the provisions of the Company’s Certificate of Incorporation, including the Series C Preferred Stock Certificate of Designations, to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Company ranking senior to the Series C Preferred Stock with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Company;

•

any amendment, alteration or repeal of any provision of the Company’s Certificate of Incorporation, including the Series C Preferred Stock Certificate of Designations, whether by merger, consolidation or otherwise, so as to materially and adversely affect the rights, preferences, privileges and voting powers of the Series C Preferred Stock, taken as a whole; or

•

any consummation of a binding share exchange or reclassification involving the Series C Preferred Stock or a merger or consolidation of the Company with another entity, except that holders will have no right to vote under this provision if (1) the Series C Preferred Stock remains outstanding or is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and (2) such Series C Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders than the rights, preferences, privileges and voting powers of the Series C Preferred Stock, taken as a whole.

Notwithstanding the foregoing, the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of preferred stock ranking equally with the Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the rights, preferences privileges or voting powers of the Series C Preferred Stock and holders of Series C Preferred Stock will have no right to vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above for which a vote is otherwise required would adversely affect one or more but not all series of Voting Preferred Stock (including the Series C Preferred Stock for this purpose), then only the series affected and entitled to vote will vote as a class in lieu of all such series of preferred stock. If all series of a class of preferred stock that are otherwise entitled to vote on the matter are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, both the two-thirds approval of the class and the two-thirds approval of each series that will have a diminished status and that is otherwise entitled to vote thereon will be required.

Redemption.    The Series C Preferred Stock may not be redeemed by the Company prior to October 15, 2011. On or after October 15, 2011, subject to obtaining any then required regulatory approval, the Company, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series C Preferred Stock outstanding, upon written notice at least 30 days but not more than 60 days in advance of the redemption date, at a redemption price equal to $1,100 per share, together, for the purposes of the redemption price only, with an amount equal to dividends accumulated but unpaid for the then current dividend period.

The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Holders of the Series C Preferred stock have no right to require the redemption or repurchase of any shares of Series C Preferred Stock.

Interest of Certain Persons in the Share Conversion and Other Matters

The conversion of the Series B Preferred Stock would result in MUFG owning approximately     % of our outstanding common stock after giving effect to such conversion.

No directors or officers of the Company purchased any securities in the Transaction.

Beneficial Ownership of Company Common Stock

Stock Ownership of Directors and Executive Officers.    The following table sets forth the beneficial ownership of common stock as of                      by each of our directors and Named Executive Officers, as such term is defined in Item 402 of Regulation S-K, and by all our directors and executive officers as of                     , as a group. As of                     , none of the common stock beneficially owned by our directors and Named Executive Officers was pledged.

Common Stock Beneficially Owned as of :

Name	Shares	Underlying Stock Units	Subject to Stock Options Exercisable within 60 days	Total Number Owned	Percent Owned
NAMED EXECUTIVE OFFICERS

DIRECTORS

ALL DIRECTORS AND EXECUTIVE OFFICERS AS OF AS A GROUP ( PERSONS)

Principal Shareholders.    The following table contains certain information regarding the only persons we know of, as of                     , that beneficially own more than 5% of our common stock.

Shares of Common Stock Beneficially Owned
Name and Address	Number	Percent

Other Matters

Shareholder Proposals for the 2009 Annual Meeting.    Shareholders who intended to present a proposal at the 2009 annual meeting and have it included in our proxy statement for that meeting must have submitted the proposal in writing to Thomas R. Nides, Secretary, 1585 Broadway, New York, New York 10036. We must have received the proposal by no later than October 31, 2008.

Shareholders intending to present a proposal at the 2009 annual meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that our Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2009 annual meeting no earlier than December 9, 2008 and no later than January 8, 2009. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary.

Cost of Soliciting Your Proxy.    We will pay the expenses for the preparation of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, D.F. King & Co., Inc. and Innisfree M&A Incorporated may solicit your proxy, in person or by telephone, mail, facsimile or other means of communication. We will pay D.F. King & Co., Inc. and Innisfree M&A Incorporated fees not exceeding $15,000 each, plus expenses. We will also reimburse brokers, including MS&Co. and other nominees, for costs they incur mailing proxy materials.

Shareholders Sharing an Address.    Consistent with notices sent to record shareholders sharing a single address, we are sending only one proxy statement to that address unless we received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of the annual report or proxy statement as follows:

•

Record shareholders wishing to discontinue or begin householding, or any record shareholder residing at a householded address wanting to request delivery of a copy of the annual report or proxy statement, should contact our transfer agent, BNY Mellon Shareowner Services, at 1-800-622-2393 (U.S.), (201) 680-6578 (outside the U.S.) or www.bnymellon.com/shareowner, or may write to them c/o BNY Mellon Shareowner Services at P.O. Box 358015, Pittsburgh, PA 15252-8015.

•

Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder. Any householded shareholder may request prompt delivery of a copy of the annual report or proxy statement by contacting us at (212) 762-8131 or may write to us at Investor Relations, 1585 Broadway, New York, NY 10036.

Where You Can Find More Information

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Shareholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC as specified below will update and supersede that information. We incorporate by reference Items 7, 7A, 8 and 9 from the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 and Items 1, 2 and 3 from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2008 and any other items in that Quarterly Report expressly updating the above referenced items from our Annual Report on Form 10-K.

This proxy statement incorporates important business and financial information about Morgan Stanley from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement through our website, www.morganstanley.com/about/ir and from the SEC at its website, www.sec.gov or by requesting them in writing to Investor Relations, Morgan Stanley, 1585 Broadway, New York, New York 10036 or by telephone at (212) 761-4000.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on                     : This proxy statement is available free of charge on our website at                     .

Morgan Stanley’s Board recommends a vote “FOR” proposals 1 and 2 below.

MARK VOTES

AS SHOWN

USING BLACK OR BLUE INK

FOR AGAINST ABSTAIN

1. To approve the conversion terms of Morgan Stanley’s Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, the issuance of Morgan Stanley’s common stock pursuant to such terms and the potential equity issuances contemplated by the Investor Agreement, dated as of October 13,2008, as amended, by and between Morgan Stanley and

Mitsubishi UFJ Financial Group, Inc.

FOR AGAINST ABSTAIN

2. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if (a) there are insufficient votes at the time of the Special Meeting to adopt Proposal 1 or (b) a quorum is not present at the time of the Special Meeting.

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Dated Signature Co-owner (if any) Signature

DETACH HERE IF YOU ARE SUBMITTING BY MAIL

IMPORTANT

YOUR PROXY MUST BE RECEIVED BY THE CLOSE OF THE POLLS

ON [DATE]

1. INTERNET. Go to www.proxyvoting.com/ms. Follow the instructions.

2. TELEPHONE. Using a touch-tone phone, call 1-866-540-5760 (in the U.S.) or 201-680-6599 (outside the U.S.). Follow the instructions.

3. MAIL. Date, sign and return the card in the enclosed envelope.

Morgan Stanley

MS 001

MORGAN STANLEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS, [DATE]

The undersigned hereby appoints Gary G. Lynch, Thomas R. Nides and Martin M. Cohen, and each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Shareholders to be held on [DATE], and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET,

OR RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT. THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MORGAN STANLEY’S BOARD OF DIRECTORS.

Notice of Morgan Stanley Special Meeting of Shareholders [LOCATION, DATE, TIME]

At the meeting, we plan to:

approve the conversion terms of Morgan Stanley’s Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, the issuance of Morgan Stanley’s common stock pursuant to such terms and the potential equity issuances contemplated by the Investor Agreement, dated as of October 13, 2008, as amended, by and between Morgan Stanley and Mitsubishi UFJ Financial Group, Inc.

approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if (a) there are insufficient votes at the time of the Special Meeting to adopt Proposal 1 or (b) a quorum is not present at the time of the Special Meeting.

transact such other business as may properly come before the meeting.

Please help the Company reduce costs—submit your proxy by internet or telephone. If you share an address with other shareholders, you can avoid receiving multiple copies of meeting materials and help the Company reduce costs by consenting to householding. The Company can further reduce costs if you agree to receive future versions of our Proxy Statement and Annual Report on Form 10-K electronically over the internet. You can view or print a copy of our special meeting materials at [INSERT]. You can request a copy of these materials, or get more information regarding electronic delivery and householding, by contacting our transfer agent, BNY Mellon Shareowner Services, at 800-622-2393 or www.bnymellon.com/shareowner.

MS 001

Morgan Stanley’s Board recommends a vote “FOR” proposals 1 and 2 below.

MARK VOTES AS SHOWN USING BLACK OR BLUE INK

FOR AGAINST ABSTAIN

1. To approve the conversion terms of Morgan Stanley’s Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, the issuance of Morgan Stanley’s common stock pursuant to such terms and the potential equity issuances contemplated by the Investor Agreement, dated as of October 13, 2008, as amended, by and between Morgan Stanley and

Mitsubishi UFJ Financial Group, Inc.

FOR AGAINST ABSTAIN

2. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if (a) there are insufficient votes at the time of the Special Meeting to adopt Proposal 1 or (b) a quorum is not present at the time of the

Special Meeting.

Sign exactly as imprinted (do not print). Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. Signature Dated

4	DETACH HERE IF YOU ARE SUBMITTING BY MAIL

Please help the Company reduce costs—submit your voting instructions by internet or telephone.

IMPORTANT

YOUR INSTRUCTIONS MUST BE RECEIVED BY [DATE AND TIME]

1. INTERNET. Go to www.proxyvoting.com/ms2. Follow the instructions.

2. TELEPHONE. Using a touch-tone phone, call 1-866-540-5760 (in the U.S.) or 201-680-6599 (outside the U.S.). Follow the instructions.

3. MAIL. Date, sign and return the voting instruction form in the enclosed envelope.

Morgan Stanley

MS 002

MORGAN STANLEY VOTING INSTRUCTION FORM FOR BENEFIT PLAN PARTICIPANTS

I hereby direct the following to vote , in person or by proxy, all of the shares of Morgan Stanley common stock in my account(s ) at the Special Meeting of Shareholders to be held on [DATE], and at any and all adjournments or postponements thereof, as indicated on the reverse, and, in its (or the proxies’) discretion, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

The Bank of New York Mellon (Mellon), as trustee under the Morgan Stanley 401(k ) Plan and as custodian under the Employee Stock Purchase Plan . I understand that, (A) if I sign, date, and return this card, Mellon will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) Mellon will vote or grant proxies for all undirected (other than pursuant to clause (A)) and/or forfeited shares in each of these plans, as applicable, in the same respective proportion as the shares of all participants in each respective plan who have timely delivered properly executed voting instructions, and (C) Mellon will hold my voting instructions in confidence to the extent required by applicable law or regulations or the governing instrument.

State Street Bank and Trust Company, as trustee under a trust agreement (Trust), in connection with the 1995 and 2007 Equity Incentive Compensation Plans, the Employees’ Equity Accumulation Plan, the Tax Deferred Equity Participation Plan, the Branch Manager Compensation Plan and the Financial Advisor and Investment Representative Compensation Plan. I understand that, subject to the Trust’s terms, (A) if I sign, date and return this card, State Street will vote in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and (B) State Street will vote with respect to all shares held in the Trust in connection with these plans for which no proper instructions are received (other than pursuant to clause (A)) in the same proportion as the shares held in connection with these plans for which it has received proper instructions.

The Bank of New York Mellon (Melon), as custodian for stock held on behalf of certain current and former Morgan Stanley employees and directors. I understand that, (A) if I sign, date and return this card, Mellon will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and (B) Mellon will hold my voting instructions in confidence to the extent required by law.

State Street Bank and Trust Company, as trustee under the Trust, in connection with the Directors’ Equity Capital Accumulation Plan. I understand that, subject to the Trust’s terms, (A) if I do not sign, date and return this card, State Street will not vote or grant proxies with respect to my shares, and (B) if I sign, date and return this card, State Street will vote (i) in accordance with the Board of Directors’ recommendations as to each proposal for which I do not give voting instructions and (ii) in its discretion, after due consideration, on all other matters that may properly come before the meeting.

HBOS Employee Equity Solutions, as trustee under a trust deed (UK Trust), in connection with the Morgan Stanley International Profit Sharing Scheme and the Morgan Stanley UK Group Profit Sharing Plan. I understand that, subject to the UK Trust’s terms, (A) I must sign, date and return this card in order for HBOS to vote or grant proxies with respect to my shares, and (B) if I sign, date and return this card, HBOS will vote or grant proxies in accordance with the Board of Directors’ recommendations as to each proposal for which I do not give voting instructions and in its discretion on all other matters that may properly come before the meeting.

Equiniti Share Plan Trustees Limited, as trustee under a trust deed (UK SOP Trust), in connection with the Morgan Stanley UK Share Ownership Plan . I understand that, subject to the UK SOP Trust’s terms, (A) I must sign, date and return this card in order for Equiniti to vote or grant proxies with respect to my shares, and (B) if I sign, date and return this card, Equiniti will vote or grant proxies in accordance with the Board of Directors’ recommendations as to each proposal for which I do not give voting instructions and in its discretion on all other matters that may properly come before the meeting.

Voting instructions must be received by [DATE AND TIME] for shares to be voted in accordance with your instructions.

Notice of Morgan Stanley Special Meeting of Shareholders [LOCATION, DATE, TIME]

At the meeting, we plan to:

approve the conversion terms of Morgan Stanley’s Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, the issuance of Morgan Stanley’s common stock pursuant to such terms and the potential equity issuances contemplated by the Investor Agreement, dated as of October 13, 2008, as amended, by and between Morgan Stanley and Mitsubishi UFJ Financial Group, Inc.

approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if (a) there are insufficient votes at the time of the Special Meeting to adopt Proposal 1 or (b) a quorum is not present at the time of the Special Meeting.

transact such other business as may properly come before the meeting.

To view or print a copy of our Proxy Statement, go to [INSERT] . You may request a copy of any of these by calling 1-212-762-8131.

The shares for which you provide voting instructions with this card include your Morgan Stanley 401(k) Plan and Employee Stock Ownership Plan shares, if any. However, if you want to provide voting instructions for your shares in these plans differently from your other plan shares, call 1-201-830-7660 to request separate voting instruction forms for these shares.

If you also hold shares in a brokerage account or in your own name, you also will receive a separate proxy card or voting instruction form for those shares. Please be sure to provide voting instructions for these shares separately from (and in addition to) your employee plan shares. Be sure to follow the voting instructions on each card.

MS 002

Morgan Stanley’s Board recommends a vote “FOR” proposals 1 and 2 below.

MARK VOTES AS SHOWN

USING BLACK OR BLUE INK

FOR AGAINST ABSTAIN

1. To approve the conversion terms of Morgan Stanley’s Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, the issuance of Morgan Stanley’s common stock pursuant to such terms and the potential equity issuances contemplated by the Investor Agreement, dated as of October 13, 2008, as amended, by and between Morgan Stanley and

Mitsubishi UFJ Financial Group, Inc.

FOR AGAINST ABSTAIN

2. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if (a) there are insufficient votes at the time of the Special Meeting to adopt Proposal 1 or (b) a quorum is not present at the time of the

Special Meeting.

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Dated Signature Co-owner (if any) Signature

4	DETACH HERE IF YOU ARE SUBMITTING BY MAIL

Morgan Stanley

MS 003

MORGAN STANLEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS, [DATE]

The undersigned hereby appoints Gary G. Lynch, Thomas R. Nides and Martin M. Cohen, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Shareholders to be held on [DATE] and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MORGAN STANLEY’S BOARD OF DIRECTORS.

MS 003